Exhibit 10.2

PHH CORPORATION

2012 RESTRICTED STOCK UNIT

AWARD NOTICE

We are pleased to notify you that PHH Corporation (the “Company”) has awarded you Restricted Stock Units.  The Restricted Stock Units represent the Company’s unfunded and unsecured promise to issue shares of the Company’s Stock at a future date subject to the terms and conditions of this Restricted Stock Unit Award Notice, the attached Restricted Stock Unit Award Agreement (the “Agreement”) and the PHH Corporation Amended and Restated 2005 Equity and Incentive Plan (the “Plan”).  This Restricted Stock Unit Award Notice (the “Award Notice”) constitutes part of and is subject to the terms and provisions of the Agreement and the Plan.  Capitalized terms used but not defined in this Award Notice shall have the meanings set forth in the Agreement or the Plan.

Grantee:	Glen Messina

Participant #:	756656

Grant Date:	February 19, 2012

Number of Restricted
Stock Units:	203,937

Settlement Date:	For each Restricted Stock Unit, except as otherwise provided by this Agreement, the date on which such Restricted Stock Unit becomes vested in accordance with the Vesting Schedule set forth below.

Vesting Schedule:

Subject to the provisions of the Agreement and the Plan, and provided that you remain continuously employed with the Company through the vesting date set forth below, the Restricted Stock Units shall become vested, in accordance with the below schedule, solely upon the Human Capital & Compensation Committee’s determination that the Company has achieved one of the “Targeted Performance Levels.” Failure to achieve any Targeted Performance Level shall result in the forfeiture of all Restricted Stock Units granted to you under this Award Notice.

Vesting Date: February 19, 2015

Targeted Performance Levels

Targeted Performance Level	PHH Corporation Stock Price (1)	Percentage of RSUs to Vest
Threshold	$25.00	33 1/3%
Target	$30.00	100%

(1) Defined as the average of PHH’s stock price for 90-days prior to and including the Vesting Date.

We congratulate you on the recognition of your importance to our organization and its future.

PHH CORPORATION

By:	/s/ Adele Barbato

Name: Adele Barbato
Title: SVP & CHRO, PHH Corporation
Date: February 19, 2012

RETAIN THIS NOTIFICATION AND YOUR AWARD AGREEMENT WITH

YOUR IMPORTANT DOCUMENTS AS A RECORD OF THIS AWARD.

2

PHH CORPORATION

RESTRICTED STOCK UNIT AWARD AGREEMENT

PHH Corporation, a Maryland corporation (the “Company”) has granted to the individual (the “Grantee”) named in the Restricted Stock Unit Award Notice to which this Restricted Stock Unit Award Agreement (the “Agreement”) is attached, an award consisting of restricted stock units relating to the common stock, par value $0.01 per share, of the Company (the “Restricted Stock Units”), subject to the terms and conditions set forth in the Award Notice and this Agreement.  The restricted stock units have been granted pursuant to the PHH Corporation 2005 Amended and Restated Equity and Incentive Plan (the “Plan”).

WHEREAS, the Human Capital & Compensation Committee of the Board of Directors of the Company (the “Committee”) has the authority under and pursuant to the Plan to grant and establish the terms of awards to eligible employees of the Company and its Subsidiaries; and

WHEREAS, the Human Capital & Compensation Committee of the Board of Directors desires to grant an award of Restricted Stock Units to the Grantee, subject to the terms and conditions of the Plan, the Award Notice and this Agreement.

In consideration of the provisions contained in this Agreement, the Company and the Grantee agree as follows:

1.             The Plan.  The Award granted to the Grantee hereunder is pursuant to the Plan.  The terms of the Plan are hereby incorporated in this Agreement.  Terms used in this Agreement which are not defined in this Agreement shall have the meanings used or defined in the Plan.

2.             Grant of Restricted Stock Units.

a.             Subject to the terms and conditions set forth in the Plan and this Agreement, the Grantee shall acquire the number of Restricted Stock Units set forth in the Award Notice, subject to adjustment by the Committee as provided in Section 5 of the Plan (the “Award”).

b.             The Grantee is not required to make any monetary payment (other than applicable tax withholding, if any, and payment of the par value of the Stock, if required by law) as a condition to receiving shares of Stock issued upon settlement of the Restricted Stock Units.

3.             Vesting of Restricted Stock Units.  Subject to Paragraph 4 below, the Restricted Stock Units granted hereunder shall vest in accordance with the Vesting Schedule set forth in the Award Notice, attached hereto; provided, however, to the extent not already vested, the Restricted Stock Units shall become 100% vested upon a Change in Control, the Grantee’s death, or the Grantee’s termination of employment by reason of disability (as defined in the Company’s long-term disability plan), while employed with the Company.

4.             Termination of Employment.  Notwithstanding any other provision of the Plan to the contrary, upon the termination of the Grantee’s employment with the Company and its Subsidiaries for any reason whatsoever (other than death or Disability), the Award, to the extent not yet vested, shall immediately and automatically terminate; provided, however, that the Committee may, in its sole and absolute discretion, accelerate the vesting of the Award, upon termination of employment or otherwise, for any reason or no reason, but shall have no obligation to do so.

5.             Settlement.

a.             Issuance of Shares of Stock.  The Company shall issue to the Grantee, on the Settlement Date with respect to each Restricted Stock Unit to be settled on such date, shares of Stock that are equal to the number of vested Restricted Stock Units after any adjustments as provided under Section 5 of the Plan; provided, however, that the Grantee shall remain required to remit to the Company such amount that the Company determines is necessary to meet all required minimum withholding taxes.

b.             Certificate Registration.  The certificate for the shares issued in settlement of the Restricted Stock Units shall be registered in the name of the Grantee, or, if applicable, in the names of the Grantee’s heirs.

c.             Restrictions on Grant of the Restricted Stock Units and Issuance of Shares.  The grant of the Restricted Stock Units and issuance of shares of Stock upon settlement of the Restricted Stock Units shall be subject to and in compliance with all applicable requirements of federal, state or foreign law with respect to such securities.  No shares of Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares subject to the Restricted Stock Units shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained.  As a condition to the settlement of the Restricted Stock Units, the Company may require the Grantee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

d.             Fractional Shares.  The Company shall not be required to issue fractional shares upon the settlement of the Restricted Stock Units.

e.             Dividend Equivalents.  As of each dividend payment date for each cash dividend on the Stock, the Grantee shall receive additional restricted stock units, which shall be subject to the same terms and conditions as the Restricted Stock Units granted pursuant to the Award Notice and this Agreement.  The number of additional restricted stock units to be granted shall equal: (i) the product of (x) the per-share cash dividend payable with respect to each share of Stock on that date, multiplied by (y) the total number of Restricted Stock Units which have not been settled or forfeited as of the record date for such dividend, divided by (ii) the Fair Market Value of one share of Stock on the payment date of such dividend.

6.             Tax Obligations.  As a condition to the granting of the Award and the vesting thereof, the Grantee agrees to remit to the Company or any of its applicable Subsidiaries such sum as may be necessary to discharge the Company’s or such Subsidiary’s obligations with respect to any tax, assessment or other governmental charge imposed on property or income received by the Grantee pursuant to this Agreement and the Award.  Accordingly, the Grantee agrees to remit to the Company or an applicable Subsidiary any and all required minimum withholding taxes.  To satisfy such obligation, Grantee agrees to have the Company withhold a number of whole shares of Stock otherwise deliverable to Grantee in settlement of the Restricted Stock Units having a Fair Market Value, as of the date on which the tax withholding obligations arise, not in excess of the amount of such tax withholding obligations determined by the applicable minimum statutory withholding rates.

7.             No Rights to Continued Employment; Loss of Office.  Neither this Agreement nor the Award shall be construed as giving the Grantee any right to continue in the employ of the Company or any of its Subsidiaries, or shall interfere in any way with the right of the Company to terminate such employment.  Notwithstanding any other provision of the Plan, the Award, this Agreement or any other agreement (written or oral) to the contrary, for purposes of the Plan and the Award, a termination of employment shall be deemed to have occurred on the date upon which the Grantee ceases to perform active employment duties for the Company following the provision of any notification of termination or resignation from employment, and without regard to any period of notice of termination of employment (whether expressed or implied) or any period of severance or salary continuation.  Notwithstanding any other provision of the Plan, the Award, this Agreement or any other agreement (written or oral) to the contrary, the Grantee shall not be entitled (and by accepting an Award, thereby irrevocably waives any such entitlement), by way of compensation for loss of office or otherwise, to any sum or other benefit to compensate the Grantee for the loss of any rights under the Plan as a result of the termination or expiration of an Award in connection with any termination of employment.  No amounts earned pursuant to the Plan or any Award shall be deemed to be eligible compensation in respect of any other plan of the Company or any of its Subsidiaries.

8.             Rights as a Stockholder.  The Grantee shall have no rights as a stockholder with respect to any shares which may be issued in settlement of the Restricted Stock Units until the date of the issuance of a certificate for such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided Section 5 of the Plan and Section 5(e) of this Agreement.

9.             Legends. The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of Stock issued pursuant to this Agreement.  The Grantee shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to this Agreement in the possession of the Grantee in order to carry out the provisions of this Section.

10.          Nontransferability of Restricted Stock Units.  Prior to the issuance of shares of Stock on the Settlement Date, neither this Agreement nor any of the Restricted Stock Units subject to this Agreement shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Grantee, except transfer by will or by the laws of descent and distribution.  All rights with respect to the Agreement shall be exercisable during the Grantee’s lifetime only by the Grantee or the Grantee’s guardian or legal representative.

11.          Amendments.  The Committee may amend this Agreement at any time; provided, however, that no such amendment may adversely affect the Grantee’s rights under this Agreement without the consent of the Grantee, except to the extent such amendment is reasonably determined by the Committee in its sole discretion to be necessary to comply with applicable law or to prevent a detrimental accounting impact.  No amendment or addition to this Agreement shall be effective unless in writing.

12.          Notices.  Any notice required or permitted under this Agreement shall be deemed given when delivered personally, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, to the Grantee at the last address specified in the Grantee’s employment records, or such other address as the Grantee may designate in writing to the Company, or the Company, Attention: General Counsel, or such other address as the Company may designate in writing to the Grantee.

13.          Binding Effect.  This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Grantee and the Grantee’s heirs, executors, administrators, successors and assigns.

14.          Failure to Enforce Not a Waiver.  The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

15.          Integrated Agreement.  The Award Notice, this Agreement and the Plan constitute the entire understanding and agreement of the Grantee and the Company with respect to the subject matter contained herein or therein and supersedes any prior agreements, understandings, restrictions, representations, or warranties among the Grantee and the Company with respect to such subject matter other than those as set forth or provided for herein or therein.  To the extent contemplated herein or therein, the provisions of the Award Notice and the Agreement shall survive any settlement of the award and shall remain in full force and effect.

16.          Governing Law.  This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the internal laws of the State of Maryland, without effect to the conflicts of laws principles thereof.

17.          Authority.  The Committee shall have full authority to interpret and construe the terms of the Plan, the Award Notice, and this Agreement.  The determination of the Committee as to any such matter of interpretation or construction shall be final, binding and conclusive on all parties.

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